UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2015

State Bank Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-35139	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

(404) 475-6599
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.02 Termination of a Material Definitive Agreement.

If and to the extent that the termination of all loss share agreements of the nature described below may be deemed to constitute the termination of a material agreement, the disclosure in Item 8.01, and the contents of the press release furnished herewith as Exhibit 99.1, are incorporated herein.

Item 8.01 Other Events.
On May 26, 2015, State Bank Financial Corporation (the “Company”) issued a press release announcing that State Bank and Trust Company (the “Bank”), a wholly-owned subsidiary of the Company, had entered into an agreement with the Federal Deposit Insurance Corporation (the “FDIC”) to terminate all existing loss share agreements with the FDIC. (The Bank entered into the agreement with the FDIC on May 21, 2015.) The Bank entered into the loss share agreements in 2009, 2010, and 2011 in connection with the Bank’s acquisition of substantially all of the assets and assumption of substantially all of the deposits and certain other liabilities of 12 failed banks in FDIC-assisted transactions. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

 (d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release dated May 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: May 26, 2015	By:	/s/ Sheila E. Ray
Sheila E. Ray
Chief Financial Officer